UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

TERAWULF INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41163	87-1909475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Federal Street

Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

(410) 770-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	WULF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2025, TeraWulf Inc. (“TeraWulf”) announced that its subsidiary Big Country Wulf LLC (the “TeraWulf Member”) had entered into an amended and restated limited liability company agreement (the “Joint Venture Agreement”) with Fluidstack CS I Inc. (the “Fluidstack Member”) to govern the terms of operation of FS CS I LLC (the “Joint Venture”), which will develop and operate a data center campus in Abernathy, Texas (the “Abernathy HPC Campus”). The Fluidstack Member is a subsidiary of Fluidstack Ltd., a leading AI cloud platform.

Pursuant to the terms of the Joint Venture Agreement, the Fluidstack Member and the TeraWulf Member will be the sole initial members of the Joint Venture, with TeraWulf Member owning 50.1% of the equity interests of the Joint Venture and the Fluidstack Member owning 49.9% of the equity interests as of the date hereof. The board of managers of the Joint Venture will initially comprise three designees of the TeraWulf Member and two designees of the Fluidstack Member.

Pursuant to the terms of the Joint Venture Agreement, the TeraWulf Member will be required to make equity contributions to the Joint Venture and, upon such contributions, the percentage of equity owned by the TeraWulf Member will be adjusted up to 51% accordingly. If additional capital contributions are required to fund the Joint Venture, the Fluidstack Member and the TeraWulf Member each have the right to contribute a pro rata portion of such additional capital contributions according to the percentage of equity they own in the Joint Venture, with the TeraWulf Member being required to contribute any shortfall that the Fluidstack Member elects not to contribute, and the percentage of equity owned by each will be adjusted accordingly. During the period beginning on the two-year anniversary of the date upon which the Abernathy HPC Campus commences operations (the “RFS Date”) and ending on the three-year anniversary of the RFS Date, the Fluidstack Member has the right to purchase from the TeraWulf Member a minimum of 6% and a maximum of 11% of the total equity of the Joint Venture, unless the RFS Date is delayed over six months from the agreed target commencement date.

Abernathy Datacenter Lease

On September 26, 2025, FS AB LLC (“FS AB”), an indirect subsidiary of the Joint Venture, as landlord, entered into a lease agreement (the “Abernathy Datacenter Lease”) with Fluidstack USA III Inc. (“Fluidstack”), an affiliate of the Fluidstack Member, as tenant. Under the Abernathy Datacenter Lease, the Joint Venture will provide Fluidstack with a total of 168 MW of critical IT load for high-performance computing (“HPC”) data center operations at the Abernathy HPC Campus. The Joint Venture is expected to complete construction and deliver the premises in the second half of 2026. The total estimated cost of the construction of the Abernathy HPC Campus is $8-10 million per MW of critical IT load.

Fluidstack’s obligations to pay rent under the Abernathy Datacenter Lease begin on the delivery of the premises for the Abernathy Datacenter Lease and continue for a 25-year term thereafter, subject to certain options to shorten the lease to 20 years or 15 years. The contracted 25-year revenue to the Joint Venture is expected to total approximately $9.5 billion.

Recognition Agreements

In connection with the Abernathy Datacenter Lease, FS AB entered into a recognition agreement dated September 26, 2025 (the “Datacenter Recognition Agreement”) with Fluidstack and Google LLC (“Google”), pursuant to which Google has agreed to backstop (the “Datacenter Google Backstop”) certain obligations of Fluidstack under the Abernathy Datacenter Lease. The Datacenter Google Backstop will become effective as of the commencement date under the Abernathy Datacenter Lease.

In the event of a payment default under the Abernathy Datacenter Lease, or if Fluidstack becomes subject to an insolvency event, following notice from FS AB, Google will have the option to either (i) terminate the Abernathy Datacenter Lease and pay a termination fee under the Datacenter Recognition Agreement or (ii) pay all rent currently due under the Abernathy Datacenter Lease and assume the Abernathy Datacenter Lease as the tenant thereunder at a discounted rent rate.

The Datacenter Google Backstop totals $1.3 billion, commences amortization upon the rent commencement date under the Abernathy Datacenter Lease, and amortizes over 10 years.

In addition, in connection with the ground lease for the Abernathy HPC Campus (the “Abernathy Ground Lease”), FS AB entered into recognition agreements with Google and Fluidstack, respectively, and the landlord under the Abernathy Ground Lease, pursuant to which Google and Fluidstack have certain rights and obligations with respect to the Abernathy Ground Lease in the event of certain defaults under the Abernathy Ground Lease.

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2025, TeraWulf issued a press release announcing its preliminary financial results for the third quarter ended September 30, 2025. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference.

Item 7.01. Regulation FD.

On October 28, 2025, TeraWulf issued a press release announcing entry into the Joint Venture Agreement and related transactions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On October 28, 2025, TeraWulf also released an investor presentation regarding the transaction. A copy of the investor presentation is attached hereto as Exhibit 99.3 and incorporated herein by reference.

The information furnished in Items 2.02 and 7.01 of this Current Report, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of TeraWulf under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements.

Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions, the other factors discussed in the “Risk Factors” section of TeraWulf’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2025 and the risks described in other filings that TeraWulf may make from time to time with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and TeraWulf specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by TeraWulf Inc., dated October 28, 2025.
99.2	Press Release issued by TeraWulf Inc., dated October 28, 2025.
99.3	Investor Presentation, dated October 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2025	TERAWULF, INC.

	By:	/s/ Patrick A. Fleury
	Name:	Patrick A. Fleury
	Title:	Chief Financial Officer